EXHIBIT 99.1

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

AMERICAN EXCEPTIONALISM ACQUISITION CORP. A

ADOPTED ON [ ], 2025

I.	PURPOSE OF THE COMMITTEE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of American Exceptionalism Acquisition Corp. A, a Cayman Islands exempted company (the “Company”), is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, if any, including, without limitation, (a) assisting the Board’s oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditors’ qualifications and independence, and (iv) the performance of the Company’s independent auditors and the Company’s internal audit function (or, if the Company does not yet have an internal audit function because it is availing itself of a transition period pursuant to the rules of the New York Stock Exchange (the “NYSE”), assisting the Board in oversight of the design and implementation of the internal audit function), and (b) preparing any report required to be prepared by the Committee pursuant to the rules of the U.S. Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement.

II.	COMPOSITION OF THE COMMITTEE

The Committee shall consist of three or more independent directors, as determined from time to time by the Board; provided that the Committee may consist of a fewer number of independent directors during the phase-in and cure periods applicable to newly public companies under the NYSE listing standards and applicable SEC rules. Each member of the Committee shall be qualified to serve on the Committee pursuant to the applicable independence, experience and other audit committee membership requirements of the NYSE listing standards, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC, subject to available exceptions (including the phase-in and cure periods applicable to newly public companies), and any additional requirements that the Board deems appropriate.

No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Company’s annual proxy statement or, if the Company does not file an annual proxy statement, in its annual report on Form 10-K.

The chairperson of the Committee shall be designated by the Board; provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating & Governance Committee. Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

Each member of the Committee shall, in the judgment of the Board, have the ability to read and understand fundamental financial statements and otherwise meet the financial literacy requirements of the NYSE listing standards. In addition, at least one member of the Committee must be designated by the Board to be the “audit committee financial expert,” as defined by the SEC pursuant to the Sarbanes-Oxley Act of 2002 (the “Act”) and satisfy the applicable NYSE financial sophistication requirements as in effect from time to time.

III.	MEETINGS OF THE COMMITTEE

The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than once every fiscal quarter. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall meet separately on a periodic basis with (i) management, (ii) the director of the Company’s internal auditing department or other person responsible for the internal audit function, if any, and (iii) the Company’s independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe warrant Committee attention.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee shall maintain minutes of its meetings and records relating to those meetings. The provisions of the Amended and Restated Memorandum and Articles of Association of the Company (as amended from time to time) relating to meetings of the Board shall apply equally to meetings of the Committee unless otherwise stated herein.

IV.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best address, react or respond to changing circumstances or conditions. The following duties and responsibilities are within the authority of the Committee and the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, the NYSE, or any other applicable regulatory authority:

Selection, Evaluation, and Oversight of the Independent Auditors

(a) Be directly responsible for the appointment, compensation, retention, replacement and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Company’s Annual Report on Form 10-K is referred to herein as the “independent auditors”);

(b) Review and, in its sole discretion, approve in advance the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Act and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent auditors (which approval should be made after receiving input from the Company’s management, if desired). Approval of audit and permitted non-audit services will be made by the Committee or by one or more members of the Committee as shall be designated by the Committee or the chairperson of the Committee and the persons granting such approval shall report such approval to the Committee at the next scheduled meeting. The Audit Committee shall review and discuss with the independent auditor any documentation supplied by the independent auditor as to the nature and scope of any tax services to be approved, as well as the potential effects of the provision of such services on the auditor’s independence. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members, when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting;

(c) Review the performance of the Company’s independent auditors, including the lead partner of the independent auditors, and, in its sole discretion (subject, if applicable, to shareholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

(d) Engage in a dialogue with the independent auditor on the responsibilities of the auditor in relation to the audit, terms of the audit engagement, overview of the overall audit strategy and timing of the audit, and observations arising from the audit that are significant to the financial reporting process;

(e) Engage in a dialogue with the independent auditor to understand the nature of each identified critical audit matter, the auditor’s basis for identifying a matter as a critical audit matter and how each such identified matter will be described in the auditor’s report;

(f) Before the engagement of an independent auditor and at least annually thereafter, obtain from the Company’s independent auditors and review a report describing:

(i)	the independent auditors’ internal quality control procedures;

(ii)

any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(iii)

all relationships between the independent auditors and the Company (including a description of each category of services provided by the independent auditors to the Company and a list of the fees billed for each such category);

The Committee should present to the Board its conclusions with respect to the above matters, its review of the lead partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors.

(g) Evaluate the independence of the Company’s independent auditors by, among other things:

(i)

obtaining from the Company’s independent auditors and reviewing a report describing all relationships between the independent auditors and the Company (including a description of each category of services provided by the independent auditors to the Company and a list of the fees billed for each such category);

(ii)	monitoring compliance by the Company’s independent auditors with the audit partner rotation requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder;

(iii)

actively engaging in a dialogue with the Company’s independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors;

(iv)	setting clear hiring policies for employees or former employees of the Company’s independent auditors;

(v)	taking, or recommending that the Board take, appropriate action to oversee the independence of the Company’s independent auditors;

(vi)	monitoring compliance by the Company of the employee conflict of interest requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder; and

(vii)	engaging in a dialogue with the independent auditors to confirm that audit partner compensation is consistent with applicable SEC rules;

Oversight of Annual Audit and Quarterly Reviews

(h) Review and discuss with the independent auditors their annual audit plan, including staffing and the timing and scope of audit activities, and monitor such plan’s progress and results during the year;

(i) Review with management and the Company’s independent auditors the following information which is required to be reported by the independent auditor:

(i)	all critical accounting policies and practices to be used;

(ii)

all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

(iii)	all other material written communications between the independent auditors and management, such as any management letter and any schedule of unadjusted differences; and

(iv)	any material financial arrangements of the Company which do not appear on the financial statements of the Company;

(j) Review with management, the Company’s independent auditors and, if appropriate, the director of the Company’s internal auditing department, if any, the Company’s annual audited financial statements and quarterly financial statements, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and any major issues related thereto;

(k) Review with management, the Company’s independent auditors and, if appropriate, the director of the Company’s internal auditing department, if any, the following:

(i)

major issues regarding the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies, the adequacy of disclosures about changes in internal control over financial reporting, accounting principles and financial statements presentations, including any significant changes in the Company’s selection or application of accounting principles;

(ii)

any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on the Company’s financial statements;

(iii)

the Committee’s level of involvement and interaction with the Company’s internal audit function, if any, including the Committee’s line of authority and role in appointing and compensating employees in the internal audit function;

(iv)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

(v)	the type and presentation of information to be included in any earnings or press releases as well as review of any financial information and earnings guidance provided to analysts or rating agencies;

(l) Resolve all disagreements between the Company’s independent auditors and management regarding financial reporting;

(m) Review on a regular basis with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114 relating to the conduct of the audit, including any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review and discuss with management and the independent auditors the following:

(i)	any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

(ii)	any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and

(iii)	any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

Oversight of Financial Reporting Process and Internal Controls

(n) Review:

(i)

the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Company’s internal audit function (including the appointment and replacement of the senior internal auditing executive), through inquiry and discussions with the Company’s independent auditors, management and director of the Company’s internal auditing department, if any; and

(ii)

if applicable, the yearly report prepared by management, and attested to by the Company’s independent auditors, assessing the effectiveness of the Company’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Company’s Annual Report on Form 10-K;

(o) Review with the chief executive officer, president, chief financial officer and independent auditors, periodically, the following:

(i)

all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

(ii)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(p) Discuss guidelines and policies governing the process by which senior management of the Company assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(q) Review with management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the Committee, assign additional internal audit projects to appropriate personnel;

(r) Review with management the Company’s administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies;

(s) Receive periodic reports from the Company’s independent auditors, management and director of the Company’s internal auditing department, if any, to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company;

(t) Review and discuss with the independent auditors the results of the year-end audit of the Company, including any comments or recommendations of the Company’s independent auditors and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Company’s financial statements should be included in the Annual Report on Form 10-K;

(u) Establish and maintain free and open means of communication between and among the Committee, the Company’s independent auditors and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

(v) Review the type and presentation of information to be included in the Company’s earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles, if any), as well as any financial information and earnings guidance provided by the Company to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance);

Miscellaneous

(w) Establish and implement policies and procedures for the Committee’s review and approval or disapproval of proposed transactions or courses of dealings with respect to which executive officers or directors or members of their immediate families have an interest (including all transactions required to be disclosed by Item 404(a) of Regulation S-K);

(x) Meet periodically with outside counsel when appropriate, to review legal and regulatory matters, including (i) any matters that may have a material impact on the financial statements of the Company and (ii) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Company or any of its directors, officers, employees, or agents or breaches of fiduciary duty to the Company;

(y) Review and approve or ratify all related-party transactions in accordance with the Company’s policies;

(z) Prepare the report, if any, required by the rules of the SEC to be included in the Company’s annual proxy statement;

(aa) Review the Company’s policies relating to the ethical handling of conflicts of interest and review past or proposed transactions between the Company and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Company’s independent auditors;

(bb) Review and approve in advance any services provided by the Company’s independent auditors to the Company’s executive officers or members of their immediate families;

(cc) Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated;

(dd) Review the Company’s program to monitor compliance with the Company’s Code of Ethics and Business Conduct. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Ethics and Business Conduct;

(ee) Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

(ff) Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies;

(gg) Establish procedures for the receipt, retention and treatment of reports of evidence of a material violation made by attorneys appearing and practicing before the SEC in the representation of the Company or any of its subsidiaries, or reports made by the Company’s chief executive officer in relation thereto;

(hh) Approve reimbursement of expenses incurred by management in connection with certain activities conducted on the Company’s behalf, such as identifying potential target businesses;

(ii) Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Company. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties;

(jj) Review and assess the adequacy of this Charter on an annual basis;

(kk) Report regularly to the Board on its activities, as appropriate (in connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function);

(ll) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate; and

(mm) Review, on a quarterly basis, all payments that were made by the Company to AEXA Sponsor LLC, a Cayman Islands limited liability company, and the Company’s officers and directors or any of their respective affiliates.

V.	EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis and in coordination with the Nominating and Corporate Governance Committee, evaluate its performance. The evaluation shall address all matters that the Committee considers relevant to its performance, including a review and assessment of the adequacy of this Charter, and shall be conducted in such manner as the Committee deems appropriate.

The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this Charter.

VI.	INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other consultants or advisers as it deems necessary.

* * *

While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit, or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee, in each instance absent actual knowledge to the contrary.

Nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under applicable law.